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                                                            EXHIBIT 10(d)*


                             SETTLEMENT AGREEMENT
                             --------------------

        Settlement Agreement made as of the 7th day of July, 1994 by and between Bird Corporation ("Bird"), a Massachusetts corporation with its principal place of business in Dedham, Massachusetts, and George J. Haufler ("Haufler"), an individual residing in Weston, Massachusetts.

        WHEREAS, Haufler was employed by Bird for over twelve years, during which time he served in various executive capacities including president, chief executive officer, chairman of the board of directors, and as a director; and

        WHEREAS, on January 25, 1994, Bird's board of directors terminated Haufler's employment with Bird, which termination Haufler has disputed; and

        WHEREAS, Haufler has challenged the validity and propriety of his disputed termination by the board of directors and has asserted that such disputed termination was unlawful pursuant to federal and state statutes and common law and further has asserted that such termination has caused him substantial tortious injury; and

        WHEREAS, Bird and its officers and directors deny Haufler's assertions and deny liability for any of the causes of action which Haufler might have asserted arising from his termination and do not, by this Settlement Agreement, admit or concede liability or wrongdoing; and


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        WHEREAS, the parties deem it in their best interests to resolve all claims of any kind, including without limitation the aforesaid dispute, which the parties may have against each other;

        NOW, THEREFORE, in consideration of the promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

        1. On the Closing Date (as defined in Section 19), Bird shall issue and deliver to the escrow agent identified in Section 7.A. below certificates in the name of Haufler representing Thirty Thousand (30,000) shares of Bird common stock, all of which shall be allocable to compensation for the alleged tortious injury which Haufler asserts he suffered as a result of Bird's alleged conduct in connection with the events culminating in the termination of Haufler's employment and the terms and conditions of that termination.

        2. On the Closing Date, Bird shall execute and deliver to the escrow agent identified in Section 7.A. below a Release of Haufler in the form appended hereto as Exhibit A.

        3. On the Closing Date, Haufler shall execute and deliver to the escrow agent identified in Section 7.B. below a Release of Bird in the form appended hereto as Exhibit B.

        4. Prior to, on, and after the Closing, Bird shall provide to Haufler, at Bird's expense, coverage under its group health plans in accordance with the federal Consolidated Omnibus Budget


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Reconciliation Act of 1985 ("COBRA") for the statutory period of eighteen (18)
months commencing January 25, 1994. After the expiration of said period, Bird will continue to provide health insurance for Haufler, at substantially the same level of coverage as was provided to him as of January 24, 1994, under a comprehensive medical conversion plan until Haufler reaches sixty-five (65) years of age (hereinafter the "covered period"). Upon the expiration of the covered period, Bird will be under no obligation to provide or to fund any health insurance for Haufler, except with respect to any claim which Haufler may submit subsequent to the covered period but which accrued or arose during the covered period.

        5. The parties acknowledge that prior to the Closing Date Haufler converted his current life insurance policy, provided by Bird, to his own name. Bird hereby agrees to reimburse Haufler for all premiums Haufler may pay to continue said current life insurance policy through and including 3anuary 25, 1996. It is expressly understood and agreed that Haufler will not be reimbursed for (i) the costs of conversion, or (ii) premium payments for life insurance coverage after January 25, 1996.

        6. Bird acknowledges (i) that it has approved a contribution under the Bird Employees' Savings and Profit Sharing Plan (the "Savings Plan") for the 1993 plan year that would result in an allocation to Haufler's account thereunder in the amount of $13,139.66, and (ii) that $28,509.56 is required to be

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credited to Haufler under the Deferred Compensation Agreement for
George J. Haufler between Haufler and Bird, effective March 1, 1987, and contributed to the trust (the "rabbi trust") established pursuant to the associated Haufler Trust Agreement, dated February 27, 1987 (together, the "Deferral Agreement"), for the year 1993. Haufler acknowledges that such amounts are payable by Bird under the terms of the Savings Plan and the Deferral Agreement in September, 1994. On the Closing Date Bird shall pay an amount equal to such amounts ($41,649.22) to the escrow agent identified in
Section 7.B. below.

        7.A. The escrow agent described herein, who shall be responsible for the receipt and maintenance of Bird common stock certificates as described in
Section i herein and the Release as described in Section 2 herein, shall be:

                Alan L. Lefkowitz, Esq.
                Dechert Price & Rhoads
                Ten Post Office Square South
                Suite 1230
                Boston, MA  02109

        7.B. The escrow agent described herein, who shall be responsible for the receipt and maintenance of the Release described in Section 3 herein and the contributions described in Section 6 herein shall be:

                Charles W. Robins, Esq.
                Hutchins, Wheeler & Dittmar
                A Professional Corporation
                101 Federal Street
                Boston, MA  02110



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        7.C.  Each of the escrow agents shall have only the duties and responsibilities specified for him in Section 9 below and none others, and performance of such duties and responsibilities shall completely discharge such escrow agent under this Settlement Agreement. If an escrow agent is unable for any reason to perform any of his duties or responsibilities, he shall commence an action of interpleader or like action in a court of competent jurisdiction for instructions. Neither escrow agent shall incur any liability in the performance of his duties hereunder, and each escrow agent shall be indemnified by the party for whom he acts as escrow agent against all losses, costs expenses and liabilities (including without limitation legal fees and expenses and court costs) he may incur while acting as escrow agent hereunder, except when occasioned by his gross negligence or willful misconduct.

        8. For a period of seven (7) days following the Closing Date under this Settlement Agreement (the "revocation period"), Haufler unilaterally may revoke this Settlement Agreement by written notice to Bird, and this Settlement Agreement shall not become effective or enforceable until the expiration of such revocation period, PROVIDED HOWEVER, that nothing contained herein shall be construed to excuse Bird and Haufler from transferring to the respective escrow agents on the Closing Date the stock certificates identified in Section herein, the


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Releases identified in Section 2 and 3 herein, and the contributions identified in Section 6 herein.

        9.    Immediately upon expiration of the revocation period provided in
Section 8 above, the Section 7.A. escrow agent shall release from escrow and shall deliver to Haufler, through his counsel, the certificate(s) and Release delivered to him pursuant to Sections 1 and 2, respectively, of this Settlement Agreement. Immediately upon the expiration of the revocation period provided in
Section 8 above, the Section 7.B. escrow agent shall release from escrow and shall deliver to Bird, through special counsel to the Bird board of directors, the Release delivered to him pursuant to Section 3, and shall remit $28,509.56, the amount equal to the Deferral Agreement contribution described in Section 6, to the trustee of the rabbi trust on behalf of Bird. The Section 7.B. escrow agent shall hold $13,139.66, the amount equal to the Savings Plan contribution described in Section 6, in escrow until the date when the contributions for the 1993 plan year are actually deposited as provided in the Savings Plan, at which time the escrow agent shall remit said amount to the trustee of the Savings Plan trust on behalf of Bird. In the event Haufler exercises his right of revocation during the revocation period as provided in Section 8 herein, this Settlement Agreement shall immediately terminate, and neither Haufler nor Bird shall have any rights or obligations under this Agreement. Thereupon, the escrow agents shall return all


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documents and funds entrusted to them to their source, but nothing contained herein shall be construed to excuse Bird from making the aforesaid contributions identified in Section 6 above for Haufler's benefit in the ordinary course.

        10. Haufler hereby acknowledges that he has been given the opportunity to consider this Settlement Agreement for a period of at least twenty-one (21) days prior to executing it. If Haufler elects to execute this Settlement Agreement within fewer than twenty-one (21) days of the date of its delivery to him, Haufler hereby warrants and represents that such decision was entirely voluntary and that he has the opportunity to consider this Settlement Agreement for the entire twenty-one (21) day period. Haufler further warrants and represents that he has had the opportunity to consult with his attorney prior to executing this Settlement Agreement.

        11. The execution and delivery of this Settlement Agreement is for the purpose of settling the above-described dispute between the parties and is not to be construed as an admission of any obligation, liability or wrongdoing of any kind or nature on the part of either of the parties, which the parties expressly deny. Upon release, and delivery or payment, by the applicable escrow agent, at the expiration of the revocation period, of the Bird common stock certificates referred to in Section 1, the Releases referred to in Sections 2 and 3, and the payment to the rabbi trust in accordance with Section 6, all then outstanding


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controversies and disputes between Haufler and Bird shall be deemed to have been settled. Haufler hereby acknowledges that after the Closing he will not make claims pursuant to the Bird Long Term Incentive Compensation Plan or claims to any options, whether expired or not, for the purchase of stock of Bird or any stock appreciation rights.

        12. This Settlement Agreement shall be binding upon and inure to the benefit of Bird and its affiliates, subsidiaries, parent corporations, partnerships and joint ventures in which Bird is a partner or joint venturer, and its agents, employees, officers, directors, successors and assigns, and Haufler and his heirs, next of kin, executors, administrators, successors and assigns.

        13. Bird hereby warrants and represents that its execution of this Settlement Agreement and its performance of its obligations hereunder have been duly authorized by all necessary corporate action and that the Settlement Agreement is valid, binding and enforceable upon Bird in accordance with its terms.

        14. This Settlement Agreement and the Exhibits hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof


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except as specifically set forth herein; PROVIDED HOWEVER, that nothing contained in this Section 14 or in this Settlement Agreement shall be construed to be in derogation of, or to prejudice, compromise or diminish in any manner whatsoever Haufler's rights to the following:

        a. a final payment of $28,509.56 required to be made to the rabbi trust under the Deferral Agreement, as set forth in Section 6 above, and all other continuing rights to which Haufler is entitled under the existing terms and conditions of the Deferral Agreement;

        b. benefits under all insurance policies maintained by Bird after the Closing Date providing for liability insurance coverage for present and former officers and directors;

        c.  indemnification rights as provided in Bird's by-laws; and

        d. a final contribution of $13,139.66 for the benefit of Haufler under the Savings Plan, as set forth in Section 6 above, and all other continuing rights and benefits to which Haufler is entitled under the existing terms and conditions thereof.


The terms of all of the above-mentioned documents are incorporated herein by reference, are integral to this Settlement Agreement, and rights thereunder shall remain in full force and effect after the Closing Date.

        15. This Settlement Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

        16. This Settlement Agreement may be amended or modified only in writing executed bY the parties hereto.



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        17. This Settlement Agreement shall be governed by the laws of the
Commonwealth of Massachusetts.

        18. If for any reason any provision of this Settlement Agreement is held invalid, such invalidity shall not affect any other provision of this Settlement Agreement not held so invalid, and each such other provision shall continue in full force and effect.

        19. Unless the parties otherwise agree in writing, the Closing shall be July 12, 1994, which is the "Closing Date" referred to herein. The Closing will be held at a time and place in Massachusetts acceptable to each of the parties.

        IN WITNESS WHEREOF, Bird Corporation and George J. Haufler have executed this Settlement Agreement as of the day and year first written above.


                                        BIRD CORPORATION


Attest:______________________________   By:______________________________
       Ass't Sec'y                         Duly Authorized
                                           Dated 7/7/94


                                        GEORGE J. HAUFLER


Witness:_____________________________   _________________________________
                                                George J. Haufler
                                                Dated:



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        17. This Settlement Agreement shall be governed by the laws of the
Commonwealth of Massachusetts.

        18. If for any reason any provision of this Settlement Agreement is held invalid, such invalidity shall not affect any other provision of this Settlement Agreement not held so invalid, and each such other provision shall continue in full force and effect.

        19. Unless the parties otherwise agree in writing, the Closing shall be July 12, 1994, which is the "Closing Date" referred to herein. The Closing will be held at a time and place in Massachusetts acceptable to each of the parties.

        IN WITNESS WHEREOF, Bird Corporation and George J. Haufler have executed this Settlement Agreement as of the day and year first written above.


                                        BIRD CORPORATION


Attest:__________________________       By:__________________________
                                           Duly Authorized
                                           Dated:


                                        GEORGE J. HAUFLER


Witness:_________________________       _____________________________
                                           George J. Haufler
                                           Dated:



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                AMENDMENT NO. 1 TO THE SETTLEMENT AGREEMENT OF
                  JULY 7, 1994 BETWEEN BIRD CORPORATION AND
                              GEORGE J. HAUFLER

        Bird Corporation ("Bird") and George J. Haufler ("Haufler") hereby amend their Settlement Agreement of July 7, 1994 as follows:

        1. Bird's delivery to Haufler of Thirty Thousand (30,000) shares of Bird common stock from Bird's Long Term Incentive Compensation Plan is solely for the convenience of the parties and enables Bird expeditiously to deliver unrestricted shares of Bird common stock to Haufler for a timely Closing pursuant to this Settlement Agreement. Nothing in this Amendment No. 1 shall be construed to contradict, detract from or be in derogation of the parties' agreement in Section 1 of this Settlement Agreement that the delivery and acceptance of the Bird common stock pursuant to the Settlement Agreement is intended by the parties to serve as compensation for the alleged tortious injury which Haufler asserts he suffered as a result of Bird's alleged conduct in connection with the events culminating in the termination of Haufler's employment and the terms and conditions of that termination.

        2. The parties hereby warrant and represent that their respective legal counsel, identified below, are duly authorized to execute this Amendment No. 1 on behalf of their respective principals, and the parties further acknowledge that this Amendment No. 1 is a valid amendment to the Settlement


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Agreement pursuant to Section 16 thereof and shall be binding and enforceable upon each party in accordance with its terms.



BIRD CORPORATION                GEORGE J. HAUFLER

By its duly authorized          By his duly authorized
attorneys,                      attorneys,



---------------------------     ---------------------------
Alan L. Lefkowitz               Charles W. Robins
Susan M. Camillo                Leonard G. Learner
DECHART, PRICE & RHOADS         HUTCHINS, WHEELER & DITTMAR
Ten Post Office Square, South   A Professional Corporation
Suite 1230                      101 Federal Street
Boston, MA  02109               Boston, MA  02110

DATED:  July 12, 1994
4549L

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